Exhibit 99.1

GrowGeneration Reports Record Fourth Quarter and Full Year 2021 Financial Results; Introduces Full Year 2022 Guidance

Record Revenue of $422.5 million and Adjusted EBITDA of $34.5 million in 2021

●	Revenues increased 46% to $90.6 million in the fourth quarter and increased 119% to $422.5 million for the full year 2021.

●	Net income for the full year was $12.8 million, compared to prior year net income of $5.3 million.

●	Net loss for the fourth quarter was $4.1 million, compared to net income of $1.5 million in the prior year.

●	Adjusted EBITDA was a loss of $1.9 million for the fourth quarter, but increased 82% to $34.5 million for the full year 2021.

●	Expecting full year 2022 revenue in the range of $415 million to $445 million with adjusted EBITDA of $30 million to $35 million.

●	The Company plans to open 15 to 20 new GrowGeneration garden centers in 2022.

DENVER, March 1, 2022 /CNW/ - GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”), the largest chain of specialty hydroponic and organic garden centers with 63 locations across 13 states, today reported record fourth quarter and full year 2021 financial results. Revenues were $90.6 million in the fourth quarter 2021 compared to $61.9 million in the same period last year, and revenues were $422.5 million for the full year 2021 compared to $193.4 million for the full year 2020, an increase of 118%, including the contribution from acquisitions.

The Company also reported fourth quarter 2021 GAAP net loss of $4.1 million compared to net income of $1.5 million in the same period last year.  Diluted loss per share in the fourth quarter was ($0.07) compared to diluted earnings per share of $0.03 in the same period last year. GAAP net income for the twelve months ended December 31, 2021 was $12.8 million, compared to net income of $5.3 million for the twelve months ended December 31, 2020.

Non-GAAP income before interest, taxes, depreciation, amortization, and share-based compensation (Adjusted EBITDA) was a loss of $1.9 million in the fourth quarter of 2021 or ($0.03) per diluted share,  compared to earnings of $5.5 million in the same period last year, $0.11 per diluted share.

Adjusted EBITDA for the twelve months ended December 31, 2021 was $34.5 million, compared to $18.9 million for the twelve months ended December 31, 2020, an increase of $15.6 million or 82%.

Darren Lampert, GrowGen’s Co-Founder and CEO stated, “The GrowGen team delivered a strong year despite the persistently difficult macro environment that is impacting the entire cannabis industry.  Same-store sales at 26 locations decreased (12.3)% in the fourth quarter of 2021 versus the prior year. Full year 2021 same store sales were 24.4% over last year.  At present, we have 63 retail locations in operation. We increased our inventory positions across all key product categories to get ahead of price increases, as well as expanded more private label purchases. Our private label and proprietary products reached approximately 7.5% of our overall sales in the fourth quarter. Our online marketplace, including Agron, reached $36.2 million of revenue for 2021.  In addition to acquired locations, we opened two greenfield locations in the Los Angeles metro area in 2021, and for next year, we are looking to open 15 to 20 locations across new and existing states.”

Mr. Lampert continued, “In order to position the company for 2022 and beyond, we have made several strategic decisions to drive margin improvements and EBITDA.  As of December 31, 2021 our balance sheet remains strong with $81 million of available liquidity.  Given our view of the business today and the continued challenges across the US market, we expect to generate full year revenue of $415 to $445 million in 2022.

Financial Highlights for Fourth Quarter 2021 Compared to Fourth Quarter 2020

●	Net revenues increased 46% to $90.6 million for fourth quarter 2021, compared to $61.9 million for the same period last year.

●	Same-store sales at 26 locations open for the same period in 2020 and 2021 were $40.3 million in fourth quarter 2021, compared to $46.0 million in the same period last year, representing a 12.3% year-over-year decline.

●	Gross profit margin for the fourth quarter 2021 was 25.5%, compared to 25.8% in the same period last year, a decrease of 30 basis points.

●	GAAP net loss was $4.1 million or $(0.07) per share based on a diluted share count of 58.4 million, compared to net income of $1.5 million in the same period last year, or $0.03 per share on a diluted share count of 51.6 million.

●	Adjusted EBITDA was a loss of $1.9 million for the fourth quarter 2021, versus earnings of $5.5 million in the same period last year.

●	Private label and proprietary brand sales, inclusive of Power Si and Char Coir, were 7.5% of revenue in the fourth quarter of 2021 compared to 0.5% in the same period last year.

●	E-commerce revenue, inclusive of Agron revenue, was $7.7 million, compared to $3.2 million in the same period last year.

●	Cash and short-term securities as of December 31, 2021 were $81.2 million.

Financial Highlights for Twelve Months Ended December 31, 2021

●	Net revenue for the twelve months ended December 31, 2021, were $422.5 million, compared to $193.4 million for the twelve months ended December 31, 2020, an increase of $229.1 million or 118.5%.

●	Gross profit margin was 28.0% for the twelve months ended December 31, 2021 compared to 26.4% for the twelve months ended December 31, 2020 an increase of 160 basis points.

●	GAAP net income for the twelve months ended December 31, 2021 was $12.8 million, compared to net income of $5.3 million for the twelve months ended December 31, 2020.

●	Adjusted EBITDA for the twelve months ended December 31, 2021 was $34.5 million, compared to $18.9 million for the twelve months ended December 31, 2020, an increase of $15.6 million or 82%.

M&A Activity

The Company acquired the following hydroponic equipment and organic garden centers in the fourth quarter of 2021:

●	On October 12, 2021, the Company purchased the assets of Indoor Store, LLC (“All Seasons Gardening”), an indoor-outdoor garden supply center specializing in hydroponics systems, lighting, and nutrients. All Seasons Gardening is the largest hydroponics retailer in New Mexico.

●	On December 31, 2021, the Company purchased the assets of Mobile Media, Inc and MMI Agriculture (“MMI”), a mobile shelving facility.

In addition, on January 31, 2022, the Company completed the acquisition of Horticultural Rep Group (HRG), a specialty marketing and sales organization of horticultural products based in Ogden, Utah.

Expansion Efforts

The Company’s supply chain spans approximately 895,000 square feet of retail and warehouse space across 13 states.

In January 2022, the Company opened a new store in Ardmore, OK, representing its sixty-third location nationwide and its sixth in Oklahoma.

Full Year 2022 Outlook

●	Net revenues* in the range of $415 million to $445 million, versus the 2021 base of $422.5 million.

●	Adjusted EBITDA* in the range of $30 million to $35 million versus the 2021 base of $34.5 million.

*	Note: Sales and EBITDA guidance metrics are inclusive of acquisitions and store openings completed in 2021 and 2022, including MMI and HRG, but do not include unannounced acquisitions

Conference Call

The Company will host a conference call today, March 1, 2022, at 5:00 PM Eastern Time. To participate in the call, please dial (888) 204-4368 (domestic) or (647) 794-4605 (international). The conference code is 9729308.  This call is being webcast and can be accessed on the Investor Relations section of GrowGen’s website at: https://ir.growgeneration.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp:

GrowGen owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 63 stores, which include 23 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 6 locations in Oklahoma, 4 locations in Oregon, 3 locations in Washington, 2 locations in Nevada, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, 1 location in Massachusetts and 1 location in New Mexico. GrowGeneration also operates an online superstore for cultivators at growgeneration.com.  GrowGeneration carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the company’s website, at: www.growgeneration.com.

Company Inquiries

GrowGeneration Corp.
John Evans
(415) 309-0230
john.evans@growgeneration.com

Investor Contact

ICR, Inc.
Clay Crumbliss, CFA
Managing Director
clay.crumbliss@icrinc.com

ITEM 1. FINANCIAL STATEMENTS
GROWGENERATION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,372	$177,912
Marketable securities	39,793	—
Accounts receivable, net	5,741	3,901
Notes receivable, net of allowance for doubtful accounts of $522 and $292 at December 31, 2021 and 2020	2,440	2,612
Inventory	105,571	54,024
Prepaid income taxes	5,856	655
Prepaids and other current assets	16,116	11,125
Total current assets	216,889	250,229

Property and equipment, net	24,116	7,416
Operating leases right-of-use assets, net	43,730	12,088
Notes receivables, net of current portion	—	1,200
Intangible assets, net	48,402	20,549
Goodwill	125,401	62,951
Other assets	800	301
TOTAL ASSETS	$459,338	$354,734

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,033	$14,623
Accrued liabilities	2,044	672
Payroll and payroll tax liabilities	7,440	2,655
Customer deposits	11,686	5,155
Sales tax payable	1,923	1,161
Current maturities of lease liability	6,858	3,001
Current portion of long-term debt	92	83
Total current liabilities	47,076	27,350

Deferred tax liability	2,359	750
Operating lease liability, net of current maturities	38,546	9,479
Long-term debt, net of current portion	66	158
Total liabilities	88,047	37,737
Commitments and contingencies
Stockholders’ Equity:
Common stock	60	57
Additional paid-in capital	361,087	319,582
Retained earnings (deficit)	10,144	(2,642)
Total stockholders’ equity	371,291	316,997
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$459,338	$354,734

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GROWGENERATION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Sales	$90,579	$61,925	$422,489	$193,365
Cost of sales	67,490	45,979	304,248	142,317
Gross profit	23,089	15,946	118,241	51,048

Operating expenses:
Store operations	14,094	6,200	49,742	18,724
Selling, general, and administrative	11,922	5,938	40,897	21,451
Depreciation and amortization	4,090	1,166	12,600	2,436
Total operating expenses	30,106	13,304	103,239	42,611

(Loss) income from operations	(7,017)	2,642	15,002	8,437

Other income (expense):
Other (expense) income	(248)	187	(216)	112
Interest income	51	(29)	486	44
Interest expense	(12)	6	(43)	(14)
Total non-operating income (expense), net	(209)	164	227	142

Net (loss) income before taxes	(7,226)	2,806	15,229	8,579

Benefit (provision) for income taxes	3,126	(1,296)	(2,443)	(3,251)

Net (loss) income	$(4,100)	$1,510	$12,786	$5,328

Net (loss) income per share, basic	$(0.07)	$0.03	$0.22	$0.12
Net (loss) income per share, diluted	$(0.07)	$0.03	$0.21	$0.11

Weighted average shares outstanding, basic	58,427	47,878	59,223	43,945
Weighted average shares outstanding, diluted	58,427	51,626	60,464	46,456

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GROWGENERATION CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020
	(unaudited)
Cash Flows from Operating Activities:
Net income	$12,786	$5,328
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,600	2,436
Provision for doubtful accounts and notes receivable	619	214
Stock based compensation	6,585	7,856
Deferred income taxes	1,609	750
Loss on disposal of fixed assets	198	—
Other	—	(127)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts and notes receivable	(1,087)	(3,471)
Inventory	(34,690)	(19,188)
Prepaid expenses and other assets	(9,937)	(9,236)
Increase (decrease) in:
Accounts payable and accrued liabilities	3,285	9,989
Operating leases	1,282	375
Customer deposits	6,362	2,651
Payroll and payroll tax liabilities	4,785	1,583
Sales taxes payable	762	627
Net Cash and Cash Equivalents Provided By (Used In) Operating Activities	5,159	(213)
Cash Flows from Investing Activities:
Assets acquired in business combinations	(80,784)	(41,402)
Purchase of property and equipment	(18,740)	(3,401)
Purchase of marketable securities	(75,000)	—
Maturities of marketable securities	35,207	—
Purchase of intangibles	—	(1,027)
Net Cash and Cash Equivalents (Used In) Investing Activities	(139,317)	(45,830)
Cash Flows from Financing Activities:
Principal payments on long term debt	(83)	(111)
Stock redemptions	(4,391)	(119)
Proceeds from the sales of common stock and exercise of warrants and options, net of expenses	2,092	211,206
Net Cash and Cash Equivalents (Used In) Provided by Financing Activities	(2,382)	210,976

Net Increase (decrease) in Cash and Cash Equivalents	(136,540)	164,933
Cash and Cash Equivalents at Beginning of year	177,912	12,979
Cash and Cash Equivalents at End of year	$41,372	$177,912
Supplemental Information:
Common stock and warrants issued for prepaid services	$—	$—
Common stock issued for intangible assets	$168	$—
Common stock issued for accrued payroll liability	$—	$718
Debt converted to equity	$—	$—
Assets acquired by issuance of stock	$37,272	$39,282
Cash paid for interest	$43	$14
Right to use assets acquired under new operating leases	$32,875	$7,887
Cash paid for income taxes	$6,072	$3,156

Use of Non-GAAP Financial Information

The Company believes that the presentation of results excluding certain items in “Adjusted EBITDA,” such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

Set forth below is a reconciliation of Adjusted EBITDA to net income (loss) (unaudited):

	Three Months Ended December 31,
	2021	2020
	(000)	(000)
Net (loss) income	$(4,100)	$1,510
Income taxes	(3,126)	1,296
Interest expense	12	(6)
Depreciation and Amortization	4,090	1,166
EBITDA	$(3,124)	$3,966
Share based compensation (option compensation, warrant compensation, stock issued for services)	1,238	1,532

Adjusted EBITDA	$(1,886)	$5,498

Adjusted EBITDA per share, basic	$(0.03)	$0.11
Adjusted EBITDA per share, diluted	$(0.03)	$0.11

	Twelve Months Ended December 31,
	2021	2020
	(000)	(000)
Net income	$12,786	$5,328
Income taxes	2,443	3,251
Interest	43	14
Depreciation and Amortization	12,600	2,436
EBITDA	$27,872	$11,029
Share based compensation (option compensation, warrant compensation, stock issued for services)	6,585	7,856

Adjusted EBITDA	34,457	$18,885

Adjusted EBITDA per share, basic	$0.58	$0.43
Adjusted EBITDA per share, diluted	$0.57	$0.41

For further information: